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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 43 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 21, 1996, relating to the financial statements and financial highlights appearing in the September 30, 1996 Annual Report of the twenty-two portfolios of MAS Funds, which is also incorporated by reference into the Registration Statement.

We also hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 43 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 21, 1996, relating to the financial statements and financial highlights appearing in the September 30, 1996 Annual Report of the Advisory Foreign Fixed Income Portfolio and the Advisory Mortgage Portfolio of MAS Funds, which is also incorporated by reference into the Registration Statement.

We consent to the references to us under the headings "Financial Highlights" and "Reports" in the Prospectuses and under the heading "Financial Statements" in the Statement of Additional Information.


/s/ Price Waterhouse LLP


Price Waterhouse LLP
Boston, Massachusetts
January 27, 1997